                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                            and Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           EPICOR SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

        4)     Proposed maximum aggregate value of transaction:

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        5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

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        2)     Form, Schedule or Registration Statement No.:

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        4)     Date Filed:

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
                           EPICOR SOFTWARE CORPORATION

                              195 Technology Drive
                          Irvine, California 92618-2402

                       [EPICOR SOFTWARE CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

                             TO BE HELD MAY 14, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Epicor Software Corporation (the "Company"), a Delaware corporation, will be held on Tuesday, May 14, 2002 at 10:00 a.m., Pacific Time, at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402, telephone number
(949) 585-4000, for the following purposes:

               1. To elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

               2. To ratify the appointment of Deloitte & Touche, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2002.

               3. To approve the Company's 2002 Employee Stock Purchase Plan.

               4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting. However, in order to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        By Order of the Board of Directors

                                        L. George Klaus
                                        Chairman of the Board

Irvine, California
April 10, 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting must bring with them a proxy or letter from that firm confirming their ownership of shares.

                           EPICOR SOFTWARE CORPORATION


                       [EPICOR SOFTWARE CORPORATION LOGO]

                                   -----------


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of EPICOR SOFTWARE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting of Stockholders") to be held on Tuesday, May 14, 2002, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the principal executive offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402. The telephone number at that location is (949) 585-4000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Deloitte & Touche, LLP, as independent auditors, for the approval of the Company's 2002 Employee Stock Purchase Plan and, at the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        This proxy statement and the Form 10-K, including the financial statements and the schedules thereto (but excluding exhibits), filed with the Securities and Exchange Commission for the Company's fiscal year ended December 31, 2001, were first mailed on or about April 10, 2002, to all stockholders entitled to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

        The Company currently intends to hold its 2003 Annual Meeting of Stockholders in May 2003 and to mail a Proxy Statement relating to such meeting in April 2003. Proposals that are intended to be presented by stockholders of the Company at the Company's 2003 Annual Meeting of Stockholders and that such stockholders wish to have included in the Company's proxy statement relating to that meeting must be received by the Company at its principal executive offices no later than December 11, 2002, in order to be considered for possible inclusion in the Company's proxy statement relating to that meeting.

        If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2003, and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company by the close of business on February 13, 2003 (the 90th calendar day prior to the anniversary of this year's annual meeting) in order to be timely. In addition to being timely, the notice must contain the information required under the Company's Bylaws. If a stockholder gives notice of such a proposal after the deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2003 annual meeting.

        The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Epicor Software Corporation at 195 Technology Drive, Irvine, California 92618, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and Series C Preferred Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAINED" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter (the "Votes Cast").

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        While broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on any proposal described in this proxy statement.

INTERNET AND TELEPHONE VOTING

        Stockholders holding Company common shares, whether they are registered directly with the Company's transfer agent, Mellon Investor Services, or held with a bank or broker, may be eligible to vote via the Internet or to vote telephonically. If a stockholder's shares are held in an account with a broker or bank, the information on how to vote via the Internet or by telephone will be provided on the voting instruction form. If a stockholder's shares are registered directly with Mellon Investor Services, the information on how to vote via the Internet or by telephone will be provided on the proxy card.

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 13, 2002. Submitting a proxy via the Internet or by telephone will not affect a stockholder's right to vote in person should they decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

SOLICITATION

        The Company will bear the entire cost of the solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting of Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company beneficially owned by others for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock of the Company for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE AND SHARES OUTSTANDING

        Stockholders of record at the close of business on March 25, 2002 ("Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company has two (2) classes of equity securities outstanding, designated Common Stock, $.001 par value ("Common Stock" ), and Series C Preferred Stock, $.001 par value ("Series C Preferred Stock"). At the Record Date, 44,657,617 shares of Common Stock and 63,535 shares of Series C Preferred Stock were issued and outstanding.

VOTING AND CONVERSION RIGHTS OF COMMON STOCK AND SERIES C PREFERRED STOCK

        Each share of Common Stock outstanding at the record date will be entitled to one (1) vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting of Stockholders. Each share of Series C Preferred Stock is convertible into ten (10) shares of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series C Preferred Stock automatically converts into ten (10) shares of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty (20) consecutive days has exceeded $25.00 per share, as adjusted as provided above. Each share of Series C Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval. Thus, a total of 45,292,967 votes are eligible to be cast at the Annual Meeting.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

        Currently, there are five (5) members of the Board of Directors. Accordingly, at the Annual Meeting of Stockholders, five (5) directors are to be elected by the holders of Common Stock and Series C Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below. All nominees are currently directors of the Company. If any Company nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until their successor has been elected and qualified.

        The names of the nominees and certain information about them are set forth below:

                  Name                   Age                Title           Director Since
          ---------------------          ---       ----------------------   --------------
             L. George Klaus             61        Chairman of the Board,        1996
                                                     President and Chief
                                                      Executive Officer
             Donald R. Dixon             54               Director               1995
             Thomas F. Kelly             49               Director               2000
          Charles M. Boesenberg          53               Director               2000
           Harold D. Copperman           55               Director               2001

The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above.

        Mr. Klaus has been a Director of the Company and has served as Chief Executive Officer of the Company since February 1996 and Chairman of the Board since September 1996. Mr. Klaus also served as President of the Company from February 1996 through November 1999 and from June 2001 to the present. From July 1993 through October 1995, Mr. Klaus served as President, Chief Executive Officer and Chairman of the Board of Frame Technology, Inc., a software company that produces software tools for authoring, managing and distributing business-critical documents. Mr. Klaus currently serves on the board of FileNET Corporation. Mr. Klaus is also a member of the Board of Advisors of Broadview Capital Partners and the Information and Computer Science CEO Advisory Board for the University of California, Irvine.

        Mr. Dixon has been a Director of the Company since September 1995. Mr. Dixon has served as President of Trident Capital, Inc., a private investment firm, since June 1993, and before that as Co-President of Partech International, Inc., an international venture capital and money management firm, from June 1988 until June 1993. Mr. Dixon also is a director of Evolving Systems, Inc. and several private companies.

        Mr. Kelly has been a Director of the Company since January 2000. Mr. Kelly has been Chairman and Chief Executive Officer of BlueStar Solutions, Inc., an enterprise resource planning software hosting company, since January 2001. From July 1998 through December 2000, Mr. Kelly was Chairman and Chief Executive Officer of Blaze Software, Inc., a provider of rules-based e-business software that enables personalized interaction across an enterprise's electronic contact points. From March 1996 through March 1998, Mr. Kelly was employed at Cirrus Logic, Inc. as Executive Vice President and Chief Financial Officer, and then subsequently Chief Operating Officer. From September 1993 through December 1995, Mr. Kelly served as Executive Vice President and Chief Financial Officer of Frame Technology Corporation, a software company that produces software tools for authoring, managing and distributing business-critical documents.

        Mr. Boesenberg has been a director of the Company since December 2000. Mr. Boesenberg is currently the President and CEO of NetIQ, a provider of solutions for systems management, security and web analytics. From 2000 to 2001, Mr. Boesenberg was the President of Post PC Ventures, a management and investment group focusing on eCommerce, Internet appliances, enterprise security and B2B Internet infrastructure companies. Prior to joining Post PC Ventures, Mr. Boesenberg was President and Chief Executive Officer of Integrated Systems, Inc. (ISI) from December 1998 until February 2000, when the company was acquired by Wind River Systems, Inc. From January 1994 through November 1998, Mr. Boesenberg was President and CEO of Magellan Corporation and its predecessor Ashtech Inc., both global positioning systems companies. Mr. Boesenberg is also a director of Symantec Corporation, Immersion Corporation and several private companies.

        Mr. Copperman has been a director of the Company since July 2001. Mr. Copperman is currently the CEO and President of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services. From 1993 through 1999, Mr. Copperman served as Senior Vice President and Group Executive of the Products Divisions at Digital Equipment Corporation where he was responsible for the companies six computer systems business units and worldwide manufacturing and distribution. Mr. Copperman was formerly a director of America Online, Inc. (1989-1993) and 800 Software (1992-1993) and currently sits on the Boards of several private companies in the information technology business.

VOTE REQUIRED

        The five (5) nominees for director receiving the highest number of affirmative votes from holders of shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE COMPANY'S FIVE (5) NOMINEE DIRECTORS. Unless otherwise marked, proxies solicited by the Company will be voted FOR the election of the Company's FIVE (5) nominee directors.

COMMITTEES

        The Board of Directors has a standing Compensation Committee and Audit Committee.

        The functions of the Compensation Committee include advising the Board of Directors on officer compensation and employee compensation generally as well as administering the Company's stock option plans. See "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee, which presently consists of two outside directors, Messrs. Dixon and Boesenberg, held two meetings and acted by written consent several times during 2001.

        The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews as well as reviewing internal accounting controls. The Audit Committee, which presently consists of these outside directors, Messrs. Dixon, Boesenberg and Kelly, held four meetings during 2001. On April 27, 2000 the Company adopted a written charter for the Audit Committee. All members of the Audit Committee are independent under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        The Board of Directors has no nominating committee or any committee performing the functions of such a committee.

BOARD MEETINGS

        The Board of Directors held a total of six meetings during 2001. No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and the meetings of committees upon which such director served.

OTHER EXECUTIVE OFFICERS

        The names of the current executive officers and certain information about them are set forth below:

                  Name                 Age                            Title
        ---------------------          ---       ----------------------------------------------
        L. George Klaus                 61       Chief Executive Officer, Chairman of the Board
        Lee Kim                         43       Senior Vice President, Chief Financial Officer

        Mr. Kim has served as Chief Financial Officer of the Company since October 1999. He was appointed a senior vice-president of the Company in October 2001. From February 1999 to October 1999, Mr. Kim served as Vice President and Controller of the Company. From October 1997 to February 1999, Mr. Kim was Vice President, Controller and Chief Accounting Officer for FileNET Corporation, a provider of integrated document management software products. Between August 1993 and October 1997, Mr. Kim was employed at Wonderware Corporation, a provider of industrial automation software. During this period, Mr. Kim served as Manager of Finance from August 1993 to August 1994, Director of Finance from August 1994 to October 1997, and Acting Chief Financial Officer from January 1996 to March 1996.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to the Company's (i) Chief Executive Officer and other executive officers, and (ii) two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as an executive officer at the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                                                                Compensation
                                                   Annual Compensation                             Awards
                                          --------------------------------------      -------------------------------
                                                                       Other          Restricted          Securities        All
                               Fiscal                                  Annual           Stock             Underlying       Other
  Name and Principal            Year                                Compensation        Awards              Options     Compensation
       Position                Ended      Salary ($)    Bonus ($)       ($)              ($)                 (#)             ($)
--------------------------    --------    ----------    ---------   ------------      ----------          -----------   ------------
L. George Klaus(1)            12-31-01      668,000      320,640      106,915(2)       450,000(3)           500,000      350,000(4)
Chairman of the               12-31-00      630,000       73,710      556,635(5)            (7)                  --        3,564(8)
Board, President,             12-31-99      630,000      133,262      456,489(6)            --              100,000
and Chief Executive
Officer

Lee Kim                       12-31-01      195,000       78,000        1,436(9)       187,500(3)            30,000
Senior Vice President and     12-31-00      183,333       17,550        1,625(10)           --               75,000          370(8)
Chief Financial Officer       12-31-99      137,037       16,863       65,728(11)           --              175,000           --

Richard L. Roll(12)           12-31-01      214,000      134,820       27,944(13)      697,500(3)(14)            --      642,000(15)
Former President and          12-31-00      400,000       29,250           --               --              230,000        1,242(8)
Chief Operating Officer       12-31-99       50,000        8,886        6,000(16)           --              700,000          155(8)

Vincent Sheeran(17)           12-31-01      200,832      117,581       28,941(18)      233,250(3)(19)            --      270,000(20)
Former Senior Vice            12-31-00      274,794           --       55,235(21)           --               50,000          540(8)
President Worldwide Sales     12-31-99      229,167      102,882       85,147(22)           --              140,000          629(8)

----------

(1) Mr. Klaus was appointed President on June 30, 2001. He previously also served as President from February 1996 through November 16, 1999.

(2) Amount stated includes (i) $87,000 of accrued interest waived on two loans in the aggregate principal amount of $7,000,000; and (ii) $19,000 for travel/attendance at an Epicor Conference.

(3) The amount indicated reflects the value of restricted shares received as part of the Company's January 2001 Restricted Stock Program which was determined by multiplying the number of restricted shares times $1.50, the closing price of the Company's stock on January 26, 2001. The shares vest over two or four years depending on whether they were exchanged for vested or unvested options, respectively. As of December 31, 2001, the shares had an aggregate value based on the $1.49 per share closing price of the Company Stock as of that date. See Exchange of Options for Restricted Common Stock.

(4) Amount stated reflects $350,000 Management Retention Bonus accrued during 2001 and paid out in February 2002. See Report of Compensation Committee - CEO Compensation for Fiscal 2001.

(5) Amount stated reflects (i) $420,000 accrued interest waived on two loans in the aggregate principal amount of $7,000,000; and (ii) additional amount stated reflects relocation expenses.

(6) Amount stated reflects (i) $420,000 accrued interest waived on two loans in the aggregate principal amount of $7,000,000; (ii) premiums for insurance that provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans;
     (iii) fees paid in connection with a golf club membership; and (iv) taxes paid in connection with such golf club membership fee. See "Employment Agreements and Related Party Transactions."

(7) Mr. Klaus received a restricted stock grant of 2,000,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 2,000,000 shares, 350,000 vested on the grant date and 29,167 shares vested each month thereafter for 36 months. The remaining 600,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. As of December 31, 2000, all 2,000,000 shares were vested. The value of Mr. Klaus' restricted stock holdings at December 31, 2001, was $2,980,000, which was determined by multiplying the number of restricted shares times $1.49, the closing price of the

     Company's common stock on December 31, 2001, net of the consideration paid for the restricted shares. The restricted stock is entitled to the same dividends as are paid to the common stock generally.

(8)  Amount stated reflects premium for group term life insurance.

(9)  Amount stated reflects interest forgiven on loan.

(10) Amount stated reflects money paid for paid time off.

(11) Amount stated reflects $35,000 for fees paid in connection with a golf club membership and taxes paid in connection with such golf club membership.

(12) Mr. Roll ceased serving as President and Chief Operating Officer on June 29, 2001.

(13) Amount stated reflects (i) waiver of $8,200 interest on loan; and (ii) $19,000 amount for travel/attendance at an Epicor conference.

(14) Pursuant to the terms of the Restricted Stock Program, Mr. Roll only received a portion of the entire Restricted Stock Grant upon the termination of his employment with the Company in June 2001

(15) Amount stated reflects severance payment pursuant to terms of employment agreement.

(16) Amount stated reflects amount budgeted for travel/attendance at an Epicor conference.

(17) Mr. Sheeran ceased serving as Senior Vice President-Worldwide Sales on September 1, 2001.

(18) Amount stated reflects (i) waiver of $15,763 interest on loan; and (ii) 13,000 amount for travel/attendance at an Epicor Conference.

(19) Pursuant to the terms of the Restricted Stock Program, Mr. Sheeran only received a portion of the entire Restricted Stock Grant upon the termination of his employment with the Company in December 2001.

(20) Amount stated reflects severance payment and bonus.

(21) Amount stated reflects $21,634 for paid time off; and $32,759 for relocation expenses.

(22) Amount stated reflects $18,790 for relocation expenses; and $65,728 for fees paid in connection with a golf club membership.

        OPTION GRANTS TABLE. The following table sets forth certain information concerning grants of stock options to each of the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2001. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. No assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved. The Company did not grant any stock appreciation rights during 2001.

        Options granted have a term of ten (10) years, subject to earlier termination in certain events related to termination of employment. The exercise price of each option is equal to the fair market value of the common stock on the date of grant. The options are scheduled to vest over 4 years with the grant to Mr. Klaus vesting on a monthly basis and the grant to Mr. Kim vesting 25% on each anniversary of the grant.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants                                Potential Realizable
                      -----------------------------------------------------------       Value at Assumed Annual
                       Number of      % of Total                                          Rates of Stock Price
                      Securities        Options                                             Appreciation for
                      Underlying      Granted to      Exercise                                Option Term
                        Options      Employees in      or Base        Expiration       ------------------------
      Name            Granted (#)     Fiscal Year    Price ($/Sh)        Date           5% ($)          10% ($)
---------------       -----------    ------------    ------------     -----------      --------        --------
L. George Klaus         500,000              32            1.15         8/20/11         360,000         915,000

Richard L. Roll              --              --              --              --              --              --

Lee Kim                  30,000               2            1.06         8/31/11          20,100          50,400

Vince Sheeran                --              --              --              --              --              --

        AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE. The following table sets forth certain information concerning the exercise of options by each of the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options outstanding as of December 31, 2001. Also reported are the values for "in the money" options that represent the positive spread between the exercise prices of any of such existing stock options and the closing sale price of the Company's Common Stock as of December 31, 2001.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                Number of Securities          Value of Unexercised
                                               Underlying Unexercised        In-the-Money Options at
                                             Options at Fiscal Year-End        Fiscal Year-End(1)
                    Shares        Value      ---------------------------  ---------------------------
                 Acquired on     Realized    Exercisable   Unexercisable  Exercisable   Unexercisable
     Name        Exercise (#)      ($)           (#)           (#)            ($)           ($)
---------------  -----------     --------    -----------   -------------  -----------   -------------
L. George Klaus        --            --         41,667       458,333        14,167        155,833
Lee Kim                --            --             --        30,000            --         10,200
Richard L. Roll        --            --             --                          --             --
Vincent Sheeran        --            --             --            --            --             --

----------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 2001 on the NASDAQ National Market System was $1.49.

                         TEN-YEAR OPTION/SAR REPRICING

        The following table sets forth certain information concerning the repricing of stock options with respect to the Company's executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001. See "Report of Board of Directors on Repricing."


                         TEN-YEAR OPTION/SAR REPRICINGS

-------------------------------------------------------------------------------------------------------------------
                                                        Market
                                        Number of      Price of      Exercise
                                        Securities     Stock at      Price at                         Length of
                                        Underlying     Time of        of Time                      Original Option
                                       Options/SARs  Repricing or  Repricing or       New         Term Remaining at
                                        Repriced or    Amendment    Amendment       Exercise      Date of Repricing
       Name                  Date       Amended (#)       ($)           ($)        Price ($)        or Amendment
------------------         --------    ------------- ------------  ------------    ----------    ------------------
L. George Klaus            01-26-01       500,000          1.50         11.50         0.001(3)   7 years, 6 months
Chairman of the            01-26-01       100,000          1.50          4.25         0.001(3)   8 years, 9 months
Board, President,
Chief Executive
Officer

Lee Kim                    01-26-01        50,000          1.50        7.3125         0.001(3)   8 years, 1 months
Senior Vice                01-26-01        15,000          1.50        4.9688         0.001(3)   8 years, 6 months
President, Chief           01-26-01       100,000          1.50        5.7500         0.001(3)   8 years, 8 months
Financial Officer          01-26-01        25,000          1.50        4.0000         0.001(3)   9 years, 3 months
                           01-26-01        50,000          1.50        1.1560         0.001(3)   9 years, 9 months
                           01-26-01        10,000          1.50        4.2500         0.001(3)   8 years, 9 months

Dan Whelan                 01-26-01        15,950          1.50       11.8750         0.001(3)   3 years, 4 months
Senior Vice President      01-26-01         5,000          1.50       11.8750         0.001(3)   4 years, 6 months
Professional Services      01-26-01        20,000          1.50       11.5000         0.001(3)   7 years, 6 months
and Customer               01-26-01        21,000          1.50       10.7500         0.001(3)   6 years, 6 months
Support                    01-26-01         1,000          1.50       10.0000         0.001(3)   6 years, 3 months
                           01-26-01        40,000          1.50       11.6250         0.001(3)   8 years, 0 months
                           01-26-01        60,000          1.50        7.3750         0.001(3)   8 years, 3 months
                           01-26-01        15,000          1.50        4.2500         0.001(3)   8 years, 9 months
                           01-26-01        25,000          1.50        4.0000         0.001(3)   9 years, 3 months
                           01-26-01         8,500          1.50       11.8750         0.001(3)   4 years, 9 months
                           01-26-01           750          1.50       11.8750         0.001(3)   3 years, 1 months

Richard L. Roll            01-26-01       500,000          1.50        6.3594         0.001(3)   8 years, 9 months
Former Chief               01-26-01       200,000          1.50        6.3594         0.001(3)   8 years, 9 months
Operating Officer and      01-26-01        20,000          1.50        5.9375         0.001(3)   8 years, 11 months
President                  01-26-01       200,000          1.50        1.1560         0.001(3)   9 years, 9 months
                           01-26-01        10,000          1.50        4.0000         0.001(3)   9 years, 3 months

Vincent Sheeran            01-26-01        25,000          1.50       11.6250         0.001(3)   8 years, 0 months
Former Senior Vice-        01-26-01       100,000          1.50        7.3750         0.001(3)   8 years, 4 months
President Worldwide        01-26-01        50,000          1.50        9.7500         0.001(3)   6 years, 5 months
Sales                      01-26-01        50,000          1.50        4.0000         0.001(3)   9 years, 3 months
                           01-26-01        15,000          1.50        4.2500         0.001(3)   8 years, 9 months
                           01-26-01        25,000          1.50       11.5000         0.001(3)   7 years, 6 months
                           01-26-01        46,000          1.50        3.5000         0.001(3)   4 years, 78 months

L. George Klaus            11-09-98       500,000         11.50        23.375         11.50      9 years, 8 months
Chairman of the
Board, President,
Chief Executive
Officer

Ken Lally                  11-09-98       250,000         11.50        23.375         11.50      9 years, 8 months
Former Executive
Vice President, Field
and Customer
Operations

William R. Pieser          11-09-98       250,000         11.50        23.375         11.50      9 years, 8 months
Former Executive
Vice President,
Product Operations
and Marketing

Carmelo J. Santoro         02-08-96        60,000          3.50         21.17          7.87      7 years, 2 months
Former Chairman of
the Board(1)

Michael J. Simmons         02-08-96        20,000          3.50          4.25          3.50(2)   8 years, 2 months
Former Chief                               20,000          3.50         5.625          3.50(2)   8 years, 3 months
Financial Officer                         100,000          3.50         7.375          3.50(2)   8 years, 7 months

----------

(1) Mr. Santoro was the Chief Executive Officer of the Company during fiscal year 1996 until February 8, 1996 when he resigned from such position. Mr. Santoro resigned from his position as Chairman of the Board in September 1996.

(2) Repricing was effective February 1, 1997, provided Mr. Simmons was an employee or service provider of the Company at such date.

(3) As part of the 2001 Epicor Restricted Stock Program, restricted stock was issued at par value of $0.001. The Program further requires participants to turn in all existing options and maintain employment with company through January 26, 2002 for full vesting to begin.

        COMPENSATION OF DIRECTORS. The Company pays each non-employee director of the Company a $10,000 retainer fee and a $5,000 fee for physical attendance at a board meeting. The board meeting fee is $2,500 if attendance is via phone. During 2001, board fees were paid to the current directors. Also, beginning in January 2000 each non-employee director of the Company received an option to purchase 35,000 shares upon commencement of service as a director and an option to purchase 10,000 shares upon each subsequent reelection to the Board. The options are and will be priced at the fair market value of the Company's common stock on the date of grant and have a three-year vesting schedule. The 35,000 share grant vests 5,000 on the day of the grant and 10,000 each of the next three years on the anniversary of the grant. The subsequent 10,000 share grant vests over three years on each anniversary date of the director's reelection.

RELATED PARTY TRANSACTIONS

    Employment and Severance Agreements

        1. The Company entered into an offer letter with L. George Klaus when he joined the Company as President and Chief Executive Officer in February 1996. The offer letter initially provided for a base salary of $500,000, together with an annual bonus on a fiscal year basis of up to $250,000 based on a performance plan. The offer letter also initially provided that Mr. Klaus could earn an additional incentive bonus of up to $250,000 upon fulfillment of certain performance criteria. Mr. Klaus' base salary has been increased since the time he joined the Company and his bonus plan also has been modified. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION-CEO Compensation for Fiscal 2001."

        In addition, Mr. Klaus purchased 2,000,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. As payment for one-half of the purchase price, Mr. Klaus executed a secured five-year promissory note in the principal amount of $3,500,000. The note bears simple interest at 6% per annum, is a full recourse promissory note, and is secured by a stock pledge of 2,000,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 350,000 shares on the date of the restricted stock grant, and lapsed with respect to 29,167 shares each month for 36 months so that, as of February 7, 1999, the repurchase right no longer applied to 1,400,000 shares. The repurchase right with respect to the remaining 600,000 shares lapsed based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal years 1997, 1998 and 1999.

        In addition, the Company agreed to pay Mr. Klaus 12 months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated.

        Finally, the Company agreed to provide a relocation package to Mr. Klaus to assist him in relocating from Northern California to Southern California. Such package included: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Klaus certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses.

        The Company has loaned to Mr. Klaus $3,500,000 pursuant to an unsecured five-year full recourse promissory note, which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Klaus' restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note. In January 2001, the Company extended the maturity date of Mr. Klaus' two notes to the Company, in an aggregate initial principal amount of $7,000,000, to February 7, 2003 and reinstated the accrual of 6% interest per annum on such notes, beginning January 4, 2001. Both interest and principal are due on February 7, 2003.

        In February 2001, the Company agreed to pay Mr. Klaus a bonus in the amount of $350,000 on February 1, 2002, provided Mr. Klaus remains a director of the Company through January 31, 2002. This amount was paid to Mr. Klaus in February 2002.

        In February 2002, the Company agreed to pay Mr. Klaus a bonus in the amount of $350,000 on February 1, 2003, provided Mr. Klaus remains a director of the Company through January 31, 2003.

        In December 2001, the Company entered into a management retention agreement with Mr. Klaus which both affirmed previously established severance benefits as contained in his original 1996 offer letter and also provides for his receipt of additional benefits in the event of a Change in Control of the Company as defined in the management retention agreement. Among other things, the agreement provides that in the event of a Change in Control during his employment with the Company, or the involuntary termination of his employment as defined in the management retention agreement, any unpaid principal balance and accrued interest on any indebtedness of Mr. Klaus to the Company will be forgiven and Mr. Klaus will be compensated by the Company for taxes from any imputed income from such forgiveness. In the event of such forgiveness, Mr. Klaus is required to forfeit back to the Company any shares of restricted stock held by him as a result of his February 1996 restricted stock agreement with the Company to the extent the fair market value of the shares does not exceed the principal amount of forgiven indebtedness. Mr. Klaus also will receive twelve months coverage under the Company's benefit plans and a payment to offset the effect of any excise taxes required to be paid on account of his receipt of severance payments and benefits.

        The largest principal amount outstanding during 2001 under all loans to Mr. Klaus was $7,000,000, and the amount outstanding as of December 31, 2001 together with accrued interest was $7,353,000.

        In January 2001, Mr. Klaus participated in the Company's Restricted Stock Program, which required his turning in all previously granted options. See Exchange of Options for Restricted Common Stock.

        2. The Company entered into an offer letter with Richard L. Roll when he joined the Company in November 1999 as President and Chief Operating Officer. Mr. Roll's employment with the Company ended effective June 29, 2001. The offer letter provided for a base salary of $400,000, together with a target annual bonus on a fiscal year basis of $150,000 based on a performance plan. The target bonus may increase to $375,000 if the performance targets are exceeded.

        In January 2001, Mr. Roll participated in the Company's Restricted Stock Program, which required his turning in all of his previously granted options. See Exchange of Options for Restricted Common Stock.

        Pursuant to the terms of his offer letter, upon his departure from the company in June, 2001, the Company paid Mr. Roll 12 months severance equal to his annual salary and bonus.

        3. The Company has entered into an agreement with Lee Kim providing that, if his employment is involuntarily terminated within six months following a change of control of the Company or if there is a constructive termination of his employment within six months following a change of control, then he will be entitled to receive six months of base salary plus an additional week's pay for each full year of service to the Company.

    Additional Indebtedness of Management

        In May 2000, the Company made loans to certain of its executive officers. Each executive officer recipient of such a loan issued the Company a promissory note in the initial principal amount. Such notes bear 6.53% interest per annum and were initially due and payable at the earlier of February 20, 2001 or when the executive officer was paid his bonus for fiscal year 2000. In February 2001, these notes were amended to extended the maturity date to February 20, 2002. These amendments also provided that interest from the date of the notes until February 20, 2001 was forgiven but that interest at the rate of 6.53% would accrue on the unpaid principal balance following February 20, 2001. Those executive officers who received loans and were indebted to the Company in an amount in excess of $60,000 during fiscal year 2001 are described below.

        - The Company loaned Richard L. Roll, its President and Chief Operating Officer, $112,500. The largest aggregate principal amount outstanding during 2001 on all loans to Mr. Roll was $112,500 and the amount outstanding at December 31, 2001 was $0.00.

        - The Company loaned Vincent Sheeran, its Senior Vice President of Worldwide Sales, $192,822. The largest aggregate principal amount outstanding during 2001 on all loans to Mr. Sheeran was $192,822 and the amount outstanding at December 31, 2001 was $38,721.

    Exchange of Options for Restricted Common Stock

        In January 2001, the Company offered all of its director and employee option holders the opportunity to exchange their options to purchase Company common stock for restricted shares of the Company's common stock. The Company issued each optionee who participated in the exchange one share of restricted common stock (at a price equal to $0.001 per share) for every two options exchanged. The Company has a repurchase right on these restricted shares. With respect to shares issued in exchange for vested options, the repurchase right lapses over a two-year period. With respect to shares issued in exchange for unvested options, the repurchase right lapses over a four-year period. If, prior to one year after the exchange, an employee optionee is terminated by the Company without cause, then on the one-year anniversary of the exchange, the Company's repurchase right will lapse with respect to one-half of the number of such employee's restricted shares that would have vested at such time had he or she remained an employee of the Company through such date. In the event of a change of control of the Company, the repurchase right will lapse as to all shares of such restricted stock. Effective January 26, 2002, the first vesting of the restricted stock shares occurred.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has:

        - reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;

        - discussed with the Company's Auditors for 2001, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee); and

        - received the written disclosures and the letter from the Company's Auditors required by Independence Standards Board Standard No. 1, and has discussed with such Auditor's their independence.

        Based on the review and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        Audit Committee:     Donald R. Dixon
                             Charles Boesenberg
                             Thomas Kelly


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers. The following report is submitted by the Compensation Committee with respect to the executive compensation policies established by the Committee and compensation paid or awarded to executive officers for the fiscal year ended December 31, 2001.

COMPENSATION POLICIES AND OBJECTIVES

        In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

        - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

        - Annual executive compensation in excess of base salaries primarily should be tied to the Company's performance.

        - The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option or restricted stock grants that reward executives for improvements in the market performance of the Company's Common Stock.

        Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the Company's line of business. In addition, the Company requires that its executives be based in Irvine, California and, as a result, provides relocation packages to executives and key employees who are required to relocate. In recommending salaries for executive officers, the Committee (i) reviews the historical performance of the executives, and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses whose shares are publicly traded are included in the Performance Graph on page 15 of this Proxy Statement in the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks. Another factor that is considered in establishing salaries of executive officers is the cost of living in Southern California where the Company and its executive offices are headquartered, as such cost generally is higher than in other parts of the country.

        Base salaries are reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, increases or decreases in an executive's responsibilities, and Company performance. The base salary for Mr. Kim in 2001 increased by 6.4%, over 2000 levels following an assessment of the above factors.

        Performance-Based Cash Compensation. The Company has established a cash bonus plan for executives and key employees. Payment of bonuses is dependent on the Company's achieving specific performance criteria for the fiscal year. The performance criteria include a Company operating revenue target and a Company profit before taxes goal. One half of the bonus is based on achieving the operating revenue goal and the other half is tied to achieving the profit before taxes goal. Potential cash bonuses under the plan range from 5% to 100% of an individual's base salary and can exceed 100% of base salary if greater than 100% of the performance criteria are achieved. Bonuses are paid if 75% of either the operating revenue or profit before taxes goals are met.

        The profit and revenue targets are established on the basis of annual budget and forecasts developed by management and approved by the Compensation Committee. This operating plan is developed on the basis of (i) the Company's performance for the prior fiscal year, (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors that, based on historical experience, are expected to affect the level of sales that can be achieved, (iii) historical operating costs and cost savings that management believes can be realized, (iv) competitive conditions faced by the Company, and (v) additional expenditures beyond prior fiscal years. By taking all of these factors into account, including market conditions, the earnings goal and revenue targets are determined. Given the variety of employment alternatives in both established and start-up high technology companies, the Committee concluded that the bonus plan could assist the Company in retaining and motivating its key management employees.

        As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

        Stock Options and Equity-Based Programs. The Compensation Committee believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options or makes restricted stock grants to its executive officers and other key employees on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option or restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefits all stockholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments, generally over a two to five-year period. The Compensation Committee generally has followed the practice of making restricted stock grants with vesting tied, in part, to objective Company performance targets. The Compensation Committee believes that these features of the option and stock grants not only provide an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options or restricted stock grants.

        In 2001, Lee Kim received one option grant. See "Executive Compensation -- Option Grants in Last Fiscal Year." The grant was intended to retain and motivate Mr. Kim, a key management employee.

        Other Matters. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the

Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee does consider the net cost to the Company in making all compensation decisions.

CEO COMPENSATION FOR FISCAL 2001

        The principal components of compensation for the Chief Executive Officer for fiscal 2001 included base salary, bonus, restricted stock, management retention bonus, and an option grant. L. George Klaus, the Company's Chief Executive Officer, received a salary of $668,000 during fiscal 2001. Mr. Klaus' base salary was negotiated as part of his compensation package when he joined the Company in February 1996 and has been subsequently increased on an annual basis. Mr. Klaus' base salary increased by 6% over his salary at December 31, 2000. Mr. Klaus also received a bonus of $320,640 for fiscal 2001. Mr. Klaus' bonus plan for fiscal 2001 provided for a target bonus of $400,800. One half of the target bonus was based on achieving an operating revenue goal for the Company, and the other half was based upon the Company achieving a profit before taxes goal. Additional amounts could be earned if the Company exceeded 100% of the operating revenue and profit goals. Bonuses are paid if 75% of either the operating revenue or profit before taxes goals are met based on objective formulas. For 2001, Mr. Klaus received a bonus for approximately 93% of his operating revenue bonus target and approximately 97% of his net income bonus target. In April 1998, the Company waived the collection of all accrued interest, including interest that might accrue in the future on two promissory notes in the aggregate principal amount of $7,000,000. In February 2001, the Company agreed to extend the duration of the notes for two years up through and including February 7, 2003. In consideration for the extension of the notes, the accrual of simple interest on the unpaid principal was reinstated at the rate of 6% per annum, and due and payable upon maturity in February 2003. The total amount of interest accrued during fiscal 2001 was $376,274. In August 2001, Mr. Klaus was granted an option to purchase 500,000 shares of common stock at an exercise price of $1.15. The option vests over 4 years on a monthly basis provided that Mr. Klaus continues on as an employee or employee-director of the Company and was granted to provide specific equity incentive to Mr. Klaus for improved Company financial performance going forward. When Mr. Klaus joined the Company in 1996, he purchased 2,000,000 shares of restricted common stock. The Company retained a repurchase right with respect to the restricted stock and such repurchase right with respect to 100,000 shares was tied to an objective profit after taxes target for the fiscal year ending June 30, 1999. In December 1998, the Company changed its fiscal year end to December 31. In October 1999, the above referenced profit after taxes target was replaced with another objective target, which Mr. Klaus fulfilled.

        Compensation Committee     Donald R. Dixon
                                   Charles M. Boesenberg

   REPORT OF THE BOARD OF DIRECTORS ON RESTRICTED STOCK/OPTION EXCHANGE PROGRAM

        On January 4, 2001, the Board of the Directors of the Company approved a plan to allow Company employees and directors holding outstanding stock options (vested and unvested) to elect to turn in all of their options in exchange for Restricted Company Stock. The plan provided for a six month and one day blackout on the issuance of options to plan participants. The plan was implemented in response to and recognition of the fact that most of the outstanding stock options exercise prices were in excess of the current market price. The program allowed for the realignment of the value of employee held stock, upon exercisability, with the market value at the time of the exchange (i.e. $1.50 per share). The expectation was that the opportunity to earn compensation based on appreciation of the Company's Common Stock from the exchange date level will motivate employees to achieve superior results over the long term and encourage key employees to remain with the Company. Under the terms of the program, the Company issued each optionee who participated in the exchange one share of restricted common stock in exchange for two options and $0.001 per share of restricted stock. The Company has a repurchase right on these restricted shares. With respect to shares issued in exchange for vested options, the repurchase right lapses over a two-year period. With respect to shares issued in exchange for unvested options, the repurchase right lapses over a four-year period. If, prior to one year after the exchange, an employee optionee is terminated by the Company without cause, then on the one-year anniversary of the exchange, the Company's repurchase right will lapse with respect to one-half of the number of such employee's restricted shares that would have vested at such time had he or she remained an employee of the Company. In the event of a change of control of the Company, the repurchase right will lapse as to all shares of such restricted stock. Effective January 26, 2002, the first vesting of the restricted stock shares occurred.

                                            L. George Klaus
                                            Donald R. Dixon
                                            Thomas Kelly
                                            Harold D. Copperman
                                            Charles M. Boesenberg

                                PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) (the "CRSP NASDAQ Index") and the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks (the "CRSP NASDAQ Computer Index") for the last five fiscal years ended on December 31, 2001 (last market date was December 31, 2001). The graph assumes that all dividends have been reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
  (EPICOR SOFTWARE CORPORATION, CRSP NASDAQ INDEX, CRSP NASDAQ COMPUTER INDEX)

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                          Epicor Software Corporation

              Produced on 03/28/2002 including data to 12/31/2001



                              [PERFORMANCE GRAPH]



CRSP Total Returns Index for:                     12/1996      12/1997      12/1998      12/1999      12/2000      12/2001
-----------------------------                     -------      -------      -------      -------      -------      -------
Epicor Software Corporation                        100.0         98.9        107.9         42.6          6.8         12.5
Nasdaq Stock Market (US Companies)                 100.0        122.5        172.7        320.9        193.0        153.1
Nasdaq Computer and Data Processing Stocks         100.0        122.9        219.2        481.8        221.9        178.7
SIC 7370-7379 US & Foreign


Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
     D.  The index level for all series was set to $100.0 on 12/31/1996.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information as of March 14, 2002 regarding the beneficial ownership of the Common Stock and Series C Preferred Stock of the Company by (i) each person known by management to be the beneficial owner of more than 5% of any class of the Company's capital stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the persons named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group:

                                                    Common Stock               Series C Preferred Stock        Total Voting Power
                                          -------------------------------    ---------------------------     -----------------------
                                           Amount and                         Amount and
       Name and Address                     Nature of                         Nature of
              of                           Beneficial          Percentage     Beneficial      Percentage                     Total
       Beneficial Owner                   Ownership(1)          of Class     Ownership(1)      of Class        Votes      Percentage
--------------------------------------    -------------        ----------    -------------    ----------     ---------    ----------
Kopp Investment Advisors                  4,923,900(2)             11.0%            --               --      4,923,900        10.8%
  7701 France Avenue South, Suite 500
  Edina, MN 55435

Trident Capital Partners Fund I, LP,        284,150(4)(7)             *         25,415(3)(4)       40.0%       284,150           *
  Trident Capital Partners Fund I, C.V.
  2480 Sand Hill Road, Ste. 100
  Menlo Park, CA 94025

Fuller & Thaler Asset Management, Inc.    2,835,360(5)             6.35%            --               --      2,835,360        6.25%
  411 Borel Avenue, Suite 402
  San Mateo, CA 94402

L. George Klaus                           2,743,333(6)(11)         6.13%            --               --      2,743,333        6.04%

Charles Boesenberg                           22,000(9)                *             --               --         22,000           *

Donald R. Dixon                             284,150(3)(4)(7)          *         25,415(3)(4)       40.0%       284,150           *

Thomas F. Kelly                              30,000(6)                *             --               --         30,000           *

Harold D. Copperman                          15,000(10)               *             __               __         15,000           *

Lee Kim                                     115,210(6)                *             --               --        115,210           *

Richard L. Roll                             202,603                   *             --               --        202,603           *

Vincent Sheeran                             136,875                   *             --               --        136,875           *

All current directors and officers
  as a group (6 persons) (8)              3,209,693(6)             7.07%        25,415               40%     3,463,843        7.63%

----------
*    Less than 1%

(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable and the business address is c/o Epicor Software Corporation, 195 Technology Drive, Irvine, CA 92618-2402.

(2)  This information is based solely upon a Schedule 13G filed January 4, 2002.

(3) Donald R. Dixon, a director of the Company, is president of Trident Capital Inc., which is the general partner of Trident Capital, L.P. which is the general partner of Trident Capital Partners Fund-I, L.P. and Trident Capital Partners Fund-I, C.V. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his stock ownership in Trident Capital, Inc.

(4) Consists of 21,218 shares Series C preferred stock held by Trident Capital Partners Fund-I, L.P. and 4,197 shares of Series C Preferred stock held by Trident Capital Partners Fund-I, C.V. Series C Preferred stock is convertible to common stock on a 10 to 1 common to preferred ratio.

(5) This information is based solely upon a Schedule 13G/A filed February 15, 2002.

(6) Includes shares subject to a right of repurchase by the Company as of March 14, 2002, which right of repurchase lapses over a two-year period as to some shares and a four-year period as to other shares.

(7) Consists of 30,000 shares originally issued to Donald Dixon and then subsequently assigned to Trident Capital Partners Fund, including shares subject to a right of repurchase by the Company as of March 14, 2002, which right of repurchase lapses over a two-year period as to some shares and a four-year period as to other shares. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his stock ownership in Trident Capital, Inc.

(8) Includes all shares of common stock and Series C Preferred Stock, as applicable, owned by Trident Capital Partners, and related entities as to which the respective affiliated directors disclaim beneficial ownership.

(9) Includes 14,000 shares of common stock subject to options held by Mr. Boesenberg that are exercisable within sixty (60) days from the Record Date.

(10) Includes 5,000 shares of common stock subject to options held by Mr. Copperman that are exercisable within sixty (60) days from the Record Date.

(11) Includes 83,333 shares of common stock subject to options held by Mr. Klaus that are exercisable within sixty (60) days from the Record Date.

                                  PROPOSAL TWO

                         APPROVAL OF THE COMPANY'S 2002

                          EMPLOYEE STOCK PURCHASE PLAN

        On February 5, 2002 the Board of Directors adopted the Company's 2002 Employee Stock Purchase Plan (the "Purchase Plan"), which authorizes the Company to sell up to a total of 1,250,000 shares of its Common Stock to participating employees. The Company believes that the Purchase Plan is an important factor in attracting and retaining skilled personnel. The Company previously had an employee stock purchase plan, but the shares reserved for issuance under such plan will be used by July 31, 2002. The Board of Directors is soliciting stockholder approval of the Purchase Plan and the number of shares reserved under the Purchase Plan so that the Company's employees will have the opportunity to purchase Company stock through accumulated payroll deductions under the Purchase Plan.

        VOTE REQUIRED AND VOTING PROCEDURES

        The affirmative vote of a majority of the Votes Cast will be required to approve the Purchase Plan. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

        The essential features of the Purchase Plan are outlined below.

        GENERAL NATURE AND PURPOSE

        The Purchase Plan was adopted by the Board of Directors on February 5, 2002. The Purchase Plan and the right of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Information -- The Purchase Plan." The primary purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through payroll deductions and to increase their proprietary interest in the Company.

        ADMINISTRATION

        The Purchase Plan may be administered by the Board of Directors, or by a committee appointed by the Board. All questions of interpretation of the Purchase Plan will be determined by the Board of Directors or its committee, and its decisions will be final and binding on all participants.

        ELIGIBILITY

        Each employee of the Company may become a participant in the Purchase Plan as of the first enrollment date occurring after the date upon which the employee has completed 90 days of employment with the Company. The Purchase Plan has two enrollment dates occurring on the first day of February and the first day of August.

        Under the Code, no employee shall be granted any stock under the Purchase Plan if immediately after the grant the employee would own shares or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power of all classes of shares of the Company, or if the grant would permit the employee's right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such purchase right is granted) for any calendar year in which the purchase right is outstanding at any time. As of the Record Date, approximately 931 employees were eligible to participate in the Purchase Plan.

        PARTICIPATION

        The Purchase Plan is implemented by one offering period ("Offering Period") during each six month period. Offering Periods commence on February 1 and August 1 of each year. On the first day of the Offering Period, the Company grants to each eligible employee who has elected in writing to participate in the Purchase Plan a right to purchase shares of Common Stock at the purchase price described below. The purchase right is automatically exercised on the last day of each six-month Offering Period unless the participant instructs the Company otherwise. An employee who has satisfied the eligibility requirements of the Purchase Plan may become a participant upon his or her completion and delivery to the Company of a Subscription Agreement authorizing payroll deductions. An employee who first becomes eligible to participate after the commencement of an Offering Period shall commence participation on the beginning of the next Offering Period.

        PURCHASE PRICE

        The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an offering under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the first day of the Offering Period, or 85% of the fair market value of a share of Common Stock on the last day of the Offering Period. The fair market value of the Company's Common Stock shall be the closing sale price of such stock in the over-the-counter market as reported on the Nasdaq National Market.

        PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The Purchase Price of shares is paid by means of accumulated payroll deductions during the Offering Period. The amount of payroll deductions may not exceed 5% of an employee's compensation. A participant may terminate participation in the Purchase Plan at any time prior to the end of an Offering Period. Payroll deductions for a participant commence on the first payday following the date on which a participant's payroll deduction authorization becomes effective and continue thereafter unless such rate is changed or the employee's participation is terminated.

        PURCHASE OF STOCK; EXERCISE OF PURCHASE RIGHT

        By executing a Subscription Agreement to participate in the Purchase Plan, an employee is entitled to have shares placed under a purchase right issued to him or her. Unless the employee's participation is terminated or the participant instructs the Company otherwise his or her purchase right for the purchase of shares will be exercised automatically with all amounts held in his or her account at the end of each Offering Period at the applicable price. The shares purchased for an employee will be delivered to him or her as promptly as practicable after the end of an Offering Period. Any cash remaining in the participant's account shall remain in the account and be applied to the purchase of shares at the termination of the next Offering Period.

        WITHDRAWAL

        At any time prior to the end of the applicable Offering Period, a participant may withdraw the amounts held in his or her account by executing and delivering to the Company a notice of withdrawal from the Purchase Plan. As soon as practicable after such withdrawal, the payroll deductions credited to the participant's account shall be returned to the participant, without interest. An employee who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period during which the withdrawal is received, but may be reinstated as a participant the next subsequent Offering Period by executing and delivering a new Subscription Agreement.

        TERMINATION OF EMPLOYMENT

        Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest.

        ADJUSTMENT UPON CHANGES IN CAPITALIZATION; MERGER, CONSOLIDATION OR REORGANIZATION

        In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, appropriate adjustments will be made by the Company in the shares authorized for issuance under the Purchase Plan, in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

        In the event of a proposed sale of all or substantially all of the assets of the Company or if the Company at any time proposes to merge with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new exercise date. The new exercise date shall be before the date of the Company's proposed sale or merger and the Board shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date for the participant's option has been changed to the new exercise date and that the participant's option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn.

        NONASSIGNABILITY

        No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

        AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

        The Board of Directors may at any time amend or terminate the Purchase Plan, except that termination of the Purchase Plan shall not affect purchase rights previously granted nor may any amendment make any change in a purchase right granted prior thereto which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or an established stock exchange) the Company shall obtain stockholder approval of any Purchase Plan amendment in such manner and to such degree as required.

        If the Board of Directors determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may, without stockholder approval or the consent of the Purchase Plan participants, modify or amend the Purchase Plan to reduce or eliminate such accounting consequences.

        TAX INFORMATION - THE PURCHASE PLAN

        The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 423 of the Code. Under such provision, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two
(2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

               THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN. Proxies solicited by the Company will be voted FOR the approval of the Company's 2002 Employee Stock Purchase Plan.


                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP ("D&T"), independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of D&T are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        On April 10, 2001, the Company informed Ernst & Young LLP ("E&Y") that E&Y would no longer be retained as the Company's independent auditor. E&Y audited the Company's consolidated financial statements for the year ended December 31, 2000. E&Y's reports on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion nor a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the years ended December 31, 2001 and 2000 and during the portion of 2001 prior to the audit committee's decision to make a change, there were no disagreements between the Company and D&T or E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T or E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


        The decision not to retain E&Y was approved by the audit committee of the Company's board of directors. The audit committee also approved the retention of D&T as the Company's new independent auditor.

FEES BILLED TO THE COMPANY BY DELOITTE & TOUCHE LLP DURING FISCAL 2001

        Fees billed by Deloitte & Touche LLP for the audit and interim reviews of the Company's consolidated financial statements as of and for the year ended December 31, 2001 totaled $262,250. All other fees billed to the Company by Deloitte & Touche LLP were approximately $78,770, including audit related services of $7,640 and nonaudit services of $71,130.

        The Audit Committee has considered and determined that the fees paid to D&T for other audit-related services is compatible with D&T's independence.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002. Proxies solicited by the Company will be voted FOR the ratification of Deloitte & Touche as the Company's independent auditors for the Fiscal Year 2002.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and
Section 16 officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 2001, the Company's officers, directors and all persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements


                                  OTHER MATTERS

        As of the date of the Proxy Statement, the Company knows of no other matters to be submitted to the Annual Meeting of Stockholders other than those set forth herein and in the Notice of Annual Meeting of Stockholders. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to use their discretionary authority to vote the shares they represent in accordance with their best judgment.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the votes entitled to be cast by the outstanding shares represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid envelope.

                                             THE BOARD OF DIRECTORS

        Dated:  April 10, 2002

[EPICOR SOFTWARE CORPORATION LETTERHEAD]

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Epicor Software Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                      EPICOR           KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

====================================================================================================================================
EPICOR SOFTWARE CORPORATION

   PROPOSALS TO BE VOTED UPON

   1. Election of Directors -- The names of the nominees are:     FOR   WITHHOLD   FOR ALL      To withhold authority to vote, mark
      01) Harold D. Copperman, 02) Donald R. Dixon,               ALL      ALL     EXCEPT       "For All Except" and write the
      03) Charles M. Boesenberg, 04) Thomas F. Kelly, and                                       nominee's number on the line below.
      05) L. George Klaus                                         [ ]      [ ]       [ ]        ___________________________________

   VOTE ON PROPOSALS
                                                                                                               FOR  AGAINST  ABSTAIN
   2. Approval of 2002 Employee Stock Purchase Plan -- Approval of the Company's 2002 Employee
      Stock Purchase Plan under which 1,250,000 shares of common stock are reserved for issuance.              [ ]    [ ]      [ ]

   3. Appointment of Deloitte & Touche, LLP as Independent Accountants -- To ratify the appointment
      of Deloitte & Touche, LLP as independent accountants for the year ended December 31, 2002.               [ ]    [ ]      [ ]

   4. To transact such other business as may properly come before the meeting or any postponements or adjournments.

    ---------------------------------------------                    ---------------------------------------------

    _____________________________________________                    _____________________________________________
    Signature (PLEASE SIGN WITHIN BOX)   Date                        Signature (Joint Owners)          Date
====================================================================================================================================

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          EPICOR SOFTWARE CORPORATION

     The undersigned stockholder of Epicor Software Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meetings of Stockholders and Proxy Statement, each dated April 10, 2002, and hereby appoints L. George Klaus and Valerie Brodie, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Epicor Software Corporation to be held on May 14, 2002 at 10:00 a.m. local time, and at any adjournment(s) thereof, and to vote all shares of stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE 2002 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Important: This proxy should be marked, dated and signed by each stockholder exactly as your name appears on your stock certificate, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If the shares are held by joint tenants or as community property, both holders should sign.